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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-85551 of The Reynolds & Reynolds Company on Form S-8 of our report dated June 14, 2002, appearing in this report on Form 11-K of The Reynolds & Reynolds Company 401(k) Savings Plan for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Dayton, Ohio
June 28, 2002